Exhibit 99.2

AfterNext HealthTech Acquisition Corp. Announces Closing of $250 Million Initial Public Offering

SAN FRANCISCO AND FORT WORTH, TX – AUGUST 16, 2021 – AfterNext HealthTech Acquisition Corp. (“AfterNext” or “the Company”), a special purpose acquisition company focused on the intersection of healthcare and technology, today announced the closing of its previously announced initial public offering of 25,000,000 units. The offering was priced at $10.00 per unit generating total gross proceeds of $250,000,000, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The units began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “AFTR.U” on August 12, 2021.

Each unit consists of one Class A ordinary share of the Company and one-third of one redeemable warrant, each whole warrant enabling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the ticker symbols “AFTR” and “AFTR WS,” respectively.

AfterNext is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

AfterNext is led by industry veterans Halsey Wise and Anthony Colaluca. The Company’s operator-led team is specialized and purpose-built, with a proven track record of creating value across the technology and healthcare industries. The Company intends to focus on the industries that align with the background of its founders and board, with a particular emphasis placed on the HealthTech sector. AfterNext will look to partner with companies that are tackling the healthcare problems of tomorrow, specifically through the deployment of technology and innovation, in a way that can drive durable, generational and patient-centric change. AfterNext was formed in partnership with alternative asset firm TPG, one of the most experienced and active investors in healthcare and technology.

Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc. and BofA Securities are serving as joint book-running managers in connection with this offering. The Company has granted the underwriters a 45-day option from the pricing of the offering to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, email: prospectus-ny@ny.email.gs.com, tel: (866) 471-2526; Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, email: prospectus.CPDG@db.com, tel: (800) 503-4611; and BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001 or email: dg.prospectus_request@bofa.com.

A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission (“SEC”) on August 11, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the use of proceeds from the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds from the offering will be used as anticipated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Registration Statement for the offering and the preliminary prospectus included therein. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About AfterNext HealthTech

AfterNext is a special purpose acquisition company focused on the intersection of healthcare and technology. The Company is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Led by Halsey Wise and Anthony Colaluca, in partnership with TPG, the Company intends to focus on the industries that align with the background of its founders and board, with a particular emphasis placed on the HealthTech sector. For more information about AfterNext, please visit www.AfterNextHealthTech.com.

About TPG

TPG is a leading global alternative asset firm founded in 1992 with $96 billion of assets under management and offices in Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Mumbai, New York, San Francisco, Seoul, Singapore, and Washington D.C. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth equity, impact investing, real estate, secondaries, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com or @TPG on Twitter.

Investor Contact:

inquiries@afternexthealthtech.com

Media Contacts:

For AfterNext HealthTech:

Tom Johnson / Dan Scorpio

Abernathy MacGregor

tbj@abmac.com / dps@abmac.com

(917) 747-6990 / (646) 899-8118

For TPG:

Luke Barrett and Courtney Power

media@tpg.com